UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

December 22, 2025

Annaly Capital Management Inc

(Exact Name of Registrant as Specified in its Charter)

Maryland	1-13447	22-3479661
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1211 Avenue of the Americas New York, New York		10036
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 696-0100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	NLY	New York Stock Exchange
6.95% Series F Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	NLY.F	New York Stock Exchange
6.50% Series G Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	NLY.G	New York Stock Exchange
6.75% Series I Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	NLY.I	New York Stock Exchange
8.875% Series J Fixed Rate Cumulative Redeemable Preferred Stock	NLY.J	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 22, 2025, Annaly Capital Management, Inc. (the “Company”) entered into separate Distribution Agency Agreements (collectively, the “Sales Agreements”) with each of Barclays Capital Inc., BNP Paribas Securities Corp., BofA Securities, Inc., BTIG, LLC, Citizens JMP Securities, LLC, Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Keefe, Bruyette & Woods, Inc., Morgan Stanley & Co. LLC, Piper Sandler & Co., RBC Capital Markets, LLC, UBS Securities LLC and Wells Fargo Securities, LLC (the “Sales Agents”). Under the terms of the Sales Agreements, the Company may offer and sell shares of its common stock, par value $0.01 per share (“Common Stock”), having an aggregate offering price of up to $2,500,000,000 (the “Shares”) from time to time through any of the Sales Agents.

Pursuant to the Sales Agreements, the Shares may be offered and sold through the Sales Agents in transactions deemed to be “at-the-market” offerings as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended. Under the Sales Agreements, each Sales Agent (at the Company’s election) will use commercially reasonable efforts consistent with its normal sales and trading practices to sell the Shares as directed by the Company. Under the Sales Agreements, the Company will pay each of the Sales Agents a commission that will not exceed, but may be lower than, 1.00% of the gross sales price per share of Shares sold through it. The Sales Agreements contain customary representations, warranties and agreements of the Company, and customary conditions to completing future sale transactions, indemnification rights and obligations of the parties and termination provisions.

Shares sold under the Sales Agreements, if any, will be issued pursuant to the Company’s automatic shelf registration statement on Form S-3 (No. 333-282261), including the prospectus, dated September 20, 2024, and the prospectus supplement, dated December 22, 2025, as the same may be amended or supplemented.

The foregoing description of the Sales Agreements is not complete and is qualified in its entirety by reference to the entire Sales Agreements, copies of which are attached hereto as Exhibits 1.1 through 1.13, inclusive, and which are incorporated herein by reference. A copy of the opinion of Venable LLP relating to the legality of the issuance and sale of the Shares and a copy of the opinion of Hunton Andrews Kurth LLP relating to tax matters are attached to this Current Report on Form 8-K as Exhibit 5.1 and Exhibit 8.1, respectively.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Distribution Agency Agreement, dated December 22, 2025, by and among Annaly Capital Management, Inc. and Barclays Capital Inc.

1.2	Distribution Agency Agreement, dated December 22, 2025, by and among Annaly Capital Management, Inc. and BNP Paribas Securities Corp.

1.3	Distribution Agency Agreement, dated December 22, 2025, by and among Annaly Capital Management, Inc. and BofA Securities, Inc.

1.4	Distribution Agency Agreement, dated December 22, 2025, by and among Annaly Capital Management, Inc. and BTIG, LLC.

1.5	Distribution Agency Agreement, dated December 22, 2025, by and among Annaly Capital Management, Inc. and Citizens JMP Securities, LLC.

1.6	Distribution Agency Agreement, dated December 22, 2025, by and among Annaly Capital Management, Inc. and Goldman Sachs & Co. LLC.

1.7	Distribution Agency Agreement, dated December 22, 2025, by and among Annaly Capital Management, Inc. and J.P. Morgan Securities LLC.

1.8	Distribution Agency Agreement, dated December 22, 2025, by and among Annaly Capital Management, Inc. and Keefe, Bruyette & Woods, Inc.

1.9	Distribution Agency Agreement, dated December 22, 2025, by and among Annaly Capital Management, Inc. and Morgan Stanley & Co. LLC.

1.10	Distribution Agency Agreement, dated December 22, 2025, by and among Annaly Capital Management, Inc. and Piper Sandler & Co.

1.11	Distribution Agency Agreement, dated December 22, 2025, by and among Annaly Capital Management, Inc. and RBC Capital Markets, LLC.

1.12	Distribution Agency Agreement, dated December 22, 2025, by and among Annaly Capital Management, Inc. and UBS Securities LLC.

1.13	Distribution Agency Agreement, dated December 22, 2025, and among Annaly Capital Management, Inc. and Wells Fargo Securities, LLC.

5.1	Opinion of Venable LLP.

8.1	Opinion of Hunton Andrews Kurth LLP.

23.1	Consent of Venable LLP (included in Exhibit 5.1).

23.2	Consent of Hunton Andrews Kurth LLP (included in Exhibit 8.1).

104	Cover page interactive data file (formatted in iXBRL in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANNALY CAPITAL MANAGEMENT, INC. (REGISTRANT)

Date: December 22, 2025	By:	/s/ Anthony C. Green
	Name:	Anthony C. Green
	Title:	Chief Corporate Officer & Chief Legal Officer